Exhibit 10.20

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of July 30, 2010 by and among AMERICAN CRYSTAL SUGAR COMPANY, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), COBANK, ACB, a federally chartered banking organization (“CoBank”), in its capacity as administrative agent for the Lenders, as defined below (in such capacity, the “Administrative Agent”), and CoBank and U.S. AGBANK, FCB (“U.S. AgBank”), a farm credit bank chartered by the Farm Credit Administration, in their capacities as Lenders under the Facilities (as defined below) that are the subject of the substantive amendments effected by this Amendment.

RECITALS

The Borrower, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of July 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The parties wish to amend the Credit Agreement on the terms and subject to the conditions contained in this Amendment.

ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

Section 2.               Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is hereby amended by adding or amending and restating, as applicable, each of the following definitions:

“Aggregate Revolving Commitment Amount” means the sum of the Aggregate Revolving Credit Facility Commitment Amount, the Aggregate Revolving Letter of Credit Commitment Amount and the Aggregate Term Revolving Commitment Amount then in effect.

“Aggregate Term Commitment Amount” means $22,293,401.98, constituting the sum of the Term Commitments of all Lenders.

“Aggregate Term Revolving Commitment Amount” means $50,000,000, constituting the sum of the Term Revolving Commitments of all Lenders, subject to adjustment in accordance with Section 2.16.

“Commitment” means, with respect to any Lender, the Revolving Credit Facility Commitment, the Term Commitment, the Term Revolving Commitment or the Revolving Letter of Credit Commitment, as the context requires.

“Commitment Amount” means the Aggregate Revolving Credit Facility Commitment Amount, the Aggregate Revolving Letter of Credit Commitment Amount, the Aggregate Term Commitment Amount or the Aggregate Term Revolving Commitment Amount, as the context requires and subject to adjustment in accordance with Section 2.16.

“Commitment Termination Date” means the Revolving Credit Facility Termination Date, the Term Revolving Commitment Termination Date or the Revolving Letter of Credit Commitment Termination Date, as the context requires.

“Credit Exposure” means, with respect to any Lender, (a) at all times prior to termination of the Commitments, the aggregate amount of such Lender’s Commitments; and (b) thereafter, the aggregate amount of such Lender’s Facility Outstanding Amount with respect to each Facility.

“Existing Indebtedness” means, collectively, the Existing Revolving Loan, the Existing Revolving Term Loan T01, the Outstanding Revolving Term Loan T01 Advances, the Existing Revolving Term Loan T06, the Outstanding Revolving Term Loan T06 Advances and the Existing Revolving Letter of Credit Loan.

“Facility” means the Revolving Credit Facility, the Term Facility, the Term Revolving Facility or the Revolving Letter of Credit Facility, as the context requires.

“Facility Outstanding Amount” means the Revolving Credit Facility Outstanding Amount, the Term Facility Outstanding Amount, the Term Revolving Facility Outstanding Amount or the Revolving Letter of Credit Facility Outstanding Amount, as the context requires.

“Fee Letter” means the separate agreement dated as of the Closing Date and the separate agreement dated as of June 30, 2010, each between the Borrower and the Administrative Agent, and each setting forth certain fees to be paid by the Borrower to the Administrative Agent for the Administrative Agent’s own account or for the account of the Lenders, as more fully set forth therein.

“First Amendment Effective Date” means July 30, 2010.

“Interest Period” means, relative to any LIBOR Loan, the period beginning on (and including) the date on which such LIBOR Loan is made, or continued as, or converted into, a LIBOR Loan pursuant to Section 2.2, 2.3 or 2.5 and shall end on (but exclude) the day that numerically corresponds to such date one, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), as the Borrower may select in its relevant notice pursuant to Section 2.2, 2.3 or 2.5; provided, however, that:

(a)           no more than five (5) different Interest Periods may be outstanding at any one time for each Facility other than the Term Revolving Facility, and no more than ten (10) different Interest Periods may be outstanding at any one time for the Term Revolving Facility;

(b)           if an Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a month, in which case such Interest Period shall end on the next preceding Business Day); and

(c)           no Interest Period may end later than the Maturity Date for the applicable Facility.

“Letter of Credit Facility” means the Revolving Credit Facility, the Term Revolving Facility or the Revolving Letter of Credit Facility, as applicable.

“Letter of Credit Lenders” means the Revolving Credit Facility Lenders, the Term Revolving Lenders or the Revolving Letter of Credit Lenders, as applicable.

“Letter of Credit Sublimit” means (a) $50,000,000 in respect of the Revolving Credit Facility, (b) $50,000,000 in respect of the Term Revolving Facility, and (c) the Aggregate Revolving Letter of Credit Commitment Amount in respect of the Revolving Letter of Credit Facility; as the context requires.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, July 30, 2012; (b) with respect to the Term Facility, December 31, 2015; (c) with respect to the Term Revolving Facility, July 30, 2015; and (d) with respect to the Revolving Letter of Credit Facility, April 30, 2013.

“Note” means any Revolving Credit Facility Note, Term Note, Term Revolving Note or Revolving Letter of Credit Note.

“Outstanding Revolving Term Loan T01 Advances” has the meaning specified in Section 2.1(b).

“Outstanding Revolving Term Loan T06 Advances” has the meaning specified in Section 2.1(c).

“Revolving Term Loan T01 Advance” means any loan of funds by a Lender to the Borrower under the Revolving Term Loan T01 Facility on or after the Closing Date to but excluding the First Amendment Effective Date, which loans are being refinanced by proceeds of the Term Facility.

“Revolving Term Loan T01 Facility” means a revolving credit facility made available to the Borrower by the Lenders under Section 2.1(b) as in effect from the Closing Date until the First Amendment Effective Date.

“Revolving Term Loan T06 Advance” means any loan of funds by a Lender to the Borrower under the Revolving Term Loan T06 Facility on or after the Closing Date to but excluding the First Amendment Effective Date, which loans are being refinanced by proceeds of the Term Revolving Facility.

“Revolving Term Loan T06 Facility” means a revolving credit facility made available to the Borrower by the Lenders under Section 2.1(c) as in effect from the Closing Date until the First Amendment Effective Date.

“Secured Obligations” means the Obligations arising under the Term Facility, the Term Revolving Facility and the Revolving Letter of Credit Facility.

“Term Advance” means a loan of funds by a Lender to the Borrower under the Term Facility, including Base Rate Loans, LIBOR Loans and Quoted Rate Loans made thereunder.

“Term Borrowing” means a Borrowing consisting of a Term Advance by each of the Term Lenders.

“Term Commitment” means, with respect to each Lender, (a) the amount so designated opposite such Lender’s name on Exhibit A, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption; or (b) as the context may require, the obligation of such Lender to make Term Advances under Section 2.1(b).

“Term Facility” means the term credit facility being made available to the Borrower by the Lenders pursuant to Section 2.1(b).

“Term Facility Outstanding Amount” means, as of the date of determination, the aggregate principal amount of all outstanding Term Advances.

“Term Lender” means any Lender with a Term Commitment.

“Term Note” means a promissory note of the Borrower payable to a Lender in the amount of such Lender’s Term Commitment, in substantially the form of Exhibit E.

“Term Revolving Advance” means a loan of funds by a Lender to the Borrower under the Term Revolving Facility, including Base Rate Loans, LIBOR Loans and Quoted Rate Loans made thereunder.

“Term Revolving Borrowing” means a Borrowing consisting of a Term Revolving Advance by each of the Term Revolving Lenders.

“Term Revolving Commitment” means, with respect to each Lender, (a) the amount so designated opposite such Lender’s name on Exhibit A, plus or minus any such amount assumed or assigned pursuant to any Assignment and Assumption; or (b) as the context may require, the obligation of such Lender to make Term Revolving Advances under Section 2.1(c).

“Term Revolving Commitment Termination Date” means the earlier of (a) the applicable Maturity Date for such Facility; and (b) the date on which the Term Revolving Commitments are terminated pursuant to Section 7.2.

“Term Revolving Facility” means the revolving credit facility being made available to the Borrower by the Lenders pursuant to Section 2.1(c).

“Term Revolving Facility Outstanding Amount” means, as of the date of determination, (a) the aggregate principal amount of all outstanding Term Revolving Advances; and (b) the Letter of Credit Exposure under the Term Revolving Facility.

“Term Revolving Lender” means any Lender with a Term Revolving Commitment.

“Term Revolving Note” means a promissory note of the Borrower payable to a Lender in the amount of such Lender’s Term Revolving Commitment, in substantially the form of Exhibit F.

(b)           Amendment to Section 1.1 of the Credit Agreement (Definitions).  Section 1.1 of the Credit Agreement is further amended by deleting therefrom each of the following definitions:

“Aggregate Commitment Amount”

“Aggregate Revolving Term Loan T01 Commitment Amount”

“Aggregate Revolving Term Loan T06 Commitment Amount”

“Revolving Term Loan T01 Availability Termination Date”

“Revolving Term Loan T01 Borrowing”

“Revolving Term Loan T01 Commitment”

“Revolving Term Loan T01 Commitment Termination Date”

“Revolving Term Loan T01 Facility Outstanding Amount”

“Revolving Term Loan T01 Lender”

“Revolving Term Loan T01 Note”

“Revolving Term Loan T06 Availability Termination Date”

“Revolving Term Loan T06 Borrowing”

“Revolving Term Loan T06 Commitment”

“Revolving Term Loan T06 Commitment Termination Date”

“Revolving Term Loan T06 Facility Outstanding Amount”

“Revolving Term Loan T06 Lender”

“Revolving Term Loan T06 Note”

(c)           Amendment to Section 2.1(b) of the Credit Agreement (Revolving Term Loan T01 Facility).  Section 2.1(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

(b)           Term Facility.  The Borrower acknowledges that the Term Lenders have made various Revolving Term Loan T01 Advances to the Borrower in the aggregate amount of $21,293,401.98 outstanding as of the First Amendment Effective Date (the “Outstanding Revolving Term Loan T01 Advances”).  The Outstanding Revolving Term Loan T01 Advances are Term Advances for purposes of this Agreement and shall be repayable in accordance with this Agreement.  Each Term Lender hereby agrees, on the terms and subject to the conditions herein set forth, to make a single Term Advance to the Borrower on the First Amendment Effective Date in the amount of $1,000,000 to be applied to repay $1,000,000 of the Outstanding Revolving Term Loan T06 Advances immediately prior to conversion of Outstanding Revolving Term Loan T06 Advances into Term Revolving Advances under Section 2.1(c) hereof.  The Term Facility is not a revolving facility; once such Term Advance is made by the Term Lenders on the First Amendment Effective Date, the Term Lenders shall have no further obligation to make any additional Term Advances to the Borrower under the Term Facility, whether or not any amounts are repaid thereunder.

(d)           Amendment to Section 2.1(c) of the Credit Agreement (Revolving Term Loan T06 Facility).  Section 2.1(c) of the Credit Agreement is amended and restated in its entirety to read as follows:

(c)           Term Revolving Facility.  The Borrower acknowledges that the Term Revolving Lenders have made various Revolving Term Loan T06 Advances to the Borrower in the aggregate amount of $1,000,000 outstanding as of the First Amendment Effective Date (the “Outstanding Revolving Term Loan T06 Advances”).  Each Term Revolving Lender hereby agrees, on the terms and subject to the conditions herein set forth, including but not limited to satisfaction of all conditions set forth in Section 3.2, to continue to make Term Revolving Advances to the Borrower from time to time during the period on and after the First Amendment Effective Date to and including the Term Revolving Commitment Termination Date, in an aggregate amount at any time outstanding not to exceed such Term Revolving Lender’s Percentage of each Borrowing from time to time requested by the Borrower under the Term Revolving Facility; provided, however, that no Term Revolving Lender’s Percentage of the Term Revolving Facility Outstanding Amount shall at any time exceed such Lender’s Term Revolving Commitment.  Within the above limits, the Borrower may obtain Term Revolving Advances, prepay Term Revolving Advances in accordance with the terms hereof and reborrow Term Revolving Advances in accordance with the applicable terms and conditions of this Article II.

(e)           Amendment to Section 2.2(a) of the Credit Agreement (Borrowings).  Section 2.2(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)           Borrowings.  Each Revolving Credit Facility Borrowing shall be funded by the Revolving Credit Facility Lenders; each Term Borrowing shall be funded by the Term Lenders; each Term Revolving Borrowing shall be funding by the Term Revolving Lenders; and each Revolving Letter of Credit Borrowing shall be funded by the Revolving Letter of Credit Lenders.  Each such Borrowing shall be funded as Base Rate Advances, LIBOR Advances or Quoted Rate Advances, as the Borrower shall specify in the related notice of proposed Borrowing.  Base Rate Loans, LIBOR Loans and Quoted Rate Loans may be outstanding at the same time.

(f)            Amendment to Section 2.2(e) of the Credit Agreement (Notice; Proceeds).  The third sentence of Section 2.2(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

Subject to satisfaction of the conditions precedent set forth in Article III with respect to such Borrowing, at or before 10:00 a.m. (Denver time) on the date of the requested Borrowing for a LIBOR Advance, Base Rate Advance or Quoted Rate Advance, each of the Revolving Credit Facility Lenders, Term Lenders, Term Revolving Lenders or Revolving Letter of Credit Lenders, as applicable, shall provide the Administrative Agent at the principal office of the Administrative Agent in Denver, Colorado (or such other office as the Administrative Agent may designate), with immediately available funds covering such Lender’s Percentage of such Borrowing.

(g)           Amendment to Section 2.9 of the Credit Agreement (Commitment to Issue Letters of Credit).  The first sentence of Section 2.9 of the Credit Agreement is amended and restated in its entirety to read as follows:  :

The Letter of Credit Issuer agrees, from the Closing Date to and including the sixtieth (60th) day prior to the Revolving Credit Facility Termination Date, the Term Revolving Commitment Termination Date or the Revolving Letter of Credit Commitment Termination Date, as applicable, to issue one or more letters of credit for the account of the Borrower.

(h)           Amendments to Section 2.9(a) of the Credit Agreement (Commitment to Issue Letters of Credit).  Section 2.9(a) of the Credit Agreement is amended by deleting “or” after clause (a)(i) thereof, deleting the period after clause (a)(ii) and inserting “; or” in substitution therefor, and inserting a new clause (iii) at the end of the second sentence of Section 2.9 to read as follows:

(iii) with respect to a Letter of Credit issued under the Term Revolving Facility, the Term Revolving Facility Outstanding Amount would exceed the Aggregate Term Revolving Commitment Amount.

(i)            Amendment to Section 2.12(d) of the Credit Agreement (Revolving Term Loan T01 Facility Principal).  Section 2.12(d) of the Credit Agreement is amended and restated in its entirety to read as follows:

(d)           Term Facility Principal.  Principal of the Term Facility shall be paid in three installments, with a principal payment of $7,000,000 due and payable on December 31, 2013, a second principal payment of $7,000,000 due and payable on December 31, 2014, and the entire remaining unpaid principal balance of the Term Facility due and payable on the Maturity Date for the Term Facility.

(j)            Amendment to Section 2.12(e) of the Credit Agreement (Revolving Term Loan T06 Facility Principal).  Section 2.12(e) of the Credit Agreement is amended and restated in its entirety to read as follows:

(e)           Term Revolving Facility Principal.  The aggregate unpaid principal amount of all Term Revolving Facility Advances shall be payable on the applicable Maturity Date.

(k)           Amendment to Section 2.12(h)(i)(A) of the Credit Agreement (Application of Mandatory Prepayments).  Section 2.12(h)(i)(A) of the Credit Agreement is amended and restated in its entirety to read as follows:

(A)          first, to the principal balance of the Term Facility, the Term Revolving Facility and the Revolving Letter of Credit Facility, to be applied pro rata in inverse order of their maturities, and, if the amount so prepaid exceeds $15,000,000, the Commitment Amount for each such Facility shall be permanently reduced on a pro rata basis by the amount prepaid;

(l)            Amendment to Section 2.14(a) of the Credit Agreement (Fees).  Section 2.14(a) of the Credit Agreement is amended and restated in its entirety to read as follows:

(a)           Unused Fee.  The Borrower will pay to the Administrative Agent, for the pro rata account of the Lenders, an ongoing Unused Fee (the “Unused Fee”) computed as the product of (i) an annual rate equal to the applicable Margin relating to the Unused Fee; and (ii) the daily average amount by which (1) the Aggregate Revolving Commitment Amount exceeds (2) the sum of the Facility Outstanding Amount with respect to each of the Revolving Credit Facility, the  Term Revolving Facility and the Revolving Letter of Credit Facility, from the First Amendment Effective date to and including the Maturity Date, payable on or prior to the 10th day of each calendar month in arrears, as accrued through the last day of the immediately preceding calendar month.  Any Unused Fee remaining unpaid on the Maturity Date shall be due and payable on such date.  The Unused Fee shall be shared by the Lenders on the basis of their respective Percentages.

(m)          Amendment to Section 2.17(f) of the Credit Agreement (Application of Payments).  Section 2.17(f) of the Credit Agreement is amended by amending and restating subsection (ii) of the second sentence thereof to read as follows:

(ii) proceeds of Collateral, after payment of costs of collection thereof, shall be applied, first, ratably, to payment of the Term Facility, the Term Revolving Facility and the Revolving Letter of Credit Facility, and applied to principal and interest due thereunder in accordance with the Intercreditor Agreement, and second, to any remaining Obligations, in such order of application as the Required Lenders shall determine in their sole discretion.

(n)           Amendment to Section 9.3(d) of the Credit Agreement (Participations).  Section 9.3(d) of the Credit Agreement is amended by (i) deleting the first reference therein to “the Revolving Credit Facility” and substituting “any Facility” therefor, (ii) deleting each subsequent reference therein to “the Revolving Credit Facility” and substituting “such Facility” therefor, and (iii) deleting each reference to “the Revolving Credit Facility Note” and substituting “the Note with respect to such Facility” therefor.

(o)           Amendments to Exhibits A, E and F to the Credit Agreement.  The Credit Agreement is hereby amended by deleting Exhibits A, E and F to the Credit Agreement and replacing them in their entirety with Exhibits A, E and F to this Amendment.

Section 3.               References.  All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby, and any and all references in any other Loan Document to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

Section 4.               No Other Changes.  Except as expressly set forth herein, all terms of the Credit Agreement and each of the other Loan Documents remain in full force and effect.

Section 5.               Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)           The Borrower has all requisite power and authority, corporate or otherwise, to execute and deliver this Amendment and to perform its obligations under this Amendment and the Loan Documents to which the Borrower is a party.  This Amendment and the Loan Documents to which the Borrower is a party have been duly and validly executed and delivered to the Administrative Agent by the Borrower, and this Amendment and the Loan Documents to which the Borrower is a party constitute the Borrower’s legal, valid and binding obligations, enforceable in accordance with their terms.

(b)           The execution, delivery and performance by the Borrower of this Amendment and the Loan Documents to which the Borrower is a party have been duly authorized by all necessary corporate or other action and do not and will not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate the Borrower’s Organizational Documents or any provision of any law, rule, regulation or order presently in effect having applicability to the Borrower, or (iii) result in a breach of, or constitute a default under, any indenture or agreement to which the Borrower is a party or by which the Borrower or its properties may be bound or affected.

(c)           All of the representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

(d)           No event has occurred and is continuing, or would result from the execution and delivery of this Amendment or the other documents contemplated hereunder to which the Borrower is a party, which constitutes a Default or an Event of Default.

Section 6.               Effectiveness.  This Amendment shall be effective only if the Administrative Agent has received, on or before the date of this Amendment (or such later date as the Administrative Agent may agree in writing), each of the following, each in form and substance acceptable to the Administrative Agent in its sole discretion:

(a)           this Amendment, duly executed by the Borrower;

(b)           the Term Notes, duly executed by the Borrower in favor of each of the Term Lenders;

(c)           the Term Revolving Notes, duly executed by the Borrower in favor of each of the Term Revolving Lenders;

(d)           an Acknowledgment and Agreement of Guarantor, duly executed by the Guarantor;

(e)           a certificate of the secretary or other appropriate officer of the Borrower certifying (i) that the execution, delivery and performance of this Amendment and the other documents contemplated hereunder to which the Borrower is a party have been duly approved by all necessary action of the Governing Board of the Borrower, and attaching true and correct copies of the applicable resolutions granting such approval; (ii) that the Organizational Documents of the Borrower, which were certified and delivered to the Administrative Agent pursuant to the most recent certificate of secretary or assistant secretary given by the Borrower to the Lenders, continue in full force and effect and have not been amended or otherwise modified except as set forth in the certificate to be delivered as of the date hereof; and (iii) that the officers and agents of the Borrower who have been certified to the Administrative Agent, pursuant to the certificate of secretary or assistant secretary given by the Borrower to the Administrative Agent, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower;

(f)            a signed copy of an opinion of counsel for each Obligor addressed to the Administrative Agent, on behalf of the Lenders, with respect to the matters contemplated by this Amendment and all other documents, agreements and certificates contemplated hereunder;

(g)           the following financial information of the Borrower and the Consolidated Group:  (i) consolidated and consolidating financial statements for the Fiscal Years ending August 31, 2007 through August 31, 2009, audited by Eide Bailly LLP, and interim financial statements for the most recent period completed, including balance sheets, income statements and cash flow statements prepared in conformity with GAAP; (ii) a 1-year (commencing September 1, 2010) business plan and pro-forma financial projections; and (iii) such other financial information as the Administrative Agent may reasonably request;

(h)           the absence of any Material Adverse Effect, financial or otherwise, affecting the Borrower or the Consolidated Group since August 31, 2009; and

(i)            payment of all fees and expenses due and payable pursuant to the Fee Letter dated as of June 30, 2010 and Section 10 hereof.

Section 7.               Certificates of Insurance.  Not later than five Business Days after the date hereof, the Borrower shall deliver to the Administrative Agent evidence of all insurance required by the terms of the Security Documents, together with certificates and loss payable endorsements showing the Administrative Agent, for the benefit of the Lender Parties, as mortgagee, additional insured and lender loss payee thereunder.  Notwithstanding anything to the contrary in the Credit Agreement, this Amendment shall be deemed a “Loan Document” and the Borrower’s failure to comply with this Section 7 shall be deemed to be a default in the performance, or breach, of a covenant or agreement of an Obligor in a Loan Document as more fully described in Section 7.1 of the Credit Agreement.

Section 8.               No Waiver.  The execution of this Amendment and any documents, agreements and certificates contemplated hereunder shall not be deemed to be a waiver of any Default or Event of Default or any other breach, default or event of default under any Loan Document or other document held by the Administrative Agent or any Lender, whether or not known to the Administrative Agent or any Lender and whether or not existing on the date of this Amendment.

Section 9.               Release of Administrative Agent and Lenders.  The Borrower, by its signature to this Amendment, hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former Directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever occurring or arising prior to the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

Section 10.             Costs and Expenses.  The Borrower hereby reaffirms its agreement under Section 9.6 of the Credit Agreement to pay or reimburse the Administrative Agent on demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and specifically including allocated costs of in house counsel), in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and the other documents, agreements and certificates contemplated hereunder (whether or not the transactions contemplated hereby or thereby shall be consummated);

Section 11.             Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Colorado (other than its conflicts of laws rules).

Signature page follows

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

AMERICAN CRYSTAL SUGAR COMPANY, as Borrower

By:	/s/ Samuel S. M. Wai
	Name:	Samuel S. M. Wai
	Title:	Treasurer

COBANK, ACB, as Administrative Agent and as a Lender

By:	/s/ Jeffrey C. Norte
	Name:	Jeffrey C. Norte
	Title:	Vice President

U.S. AGBANK, FCB, as a Lender

By:	/s/ Paul Burdick
	Name:	Paul Burdick
	Title:	Asst. Vice President

Signature Page to First Amendment to Amended and Restated Credit Agreement

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

The undersigned, a guarantor of the indebtedness of American Crystal Sugar Company, a cooperative corporation formed under the laws of the State of Minnesota (the “Borrower”), to CoBank, ACB, a federally chartered banking organization, in its capacity as the Administrative Agent (as described in the Credit Agreement defined in the foregoing First Amendment to Amended and Restated Credit Agreement (the “First Amendment”)), pursuant to an Amended and Restated Guaranty dated as of July 30, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), hereby (i) acknowledges receipt of the First Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms all obligations to the Administrative Agent and the Lenders pursuant to the terms of the Guaranty; and (iv) acknowledges that the Administrative Agent and the Lenders may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty.

SIDNEY SUGARS INCORPORATED

By:	/s/ Samuel S. M. Wai
	Name:	Samuel S. M. Wai
	Title:	Treasurer

Signature Page to Acknowledgment and Agreement of Guarantor

Exhibit A

COMMITMENTS AND ADDRESSES

Name	Commitment Amounts	Notice Address
CoBank, ACB, as Administrative Agent	N/A	5500 South Quebec Street Greenwood Village, CO 80111 Attention: Jacquie Fredericks Phone: (303) 694-5833 Facsimile: (303) 796-1456 E-mail: jfreder@cobank.com

CoBank, ACB, as a Lender	Revolving Credit Facility Commitment: $192,000,000 Term Commitment: $22,293,401.98 Term Revolving Commitment: $40,000,000 Revolving Letter of Credit Commitment: $54,304,163.06	5500 South Quebec Street Greenwood Village, CO 80111 Attention: Jacquie Fredericks Phone: (303) 694-5833 Facsimile: (303) 796-1456 E-mail: jfreder@cobank.com

U.S. AgBank, FCB, as a Lender by assignment pursuant to an Assignment and Assumption	Revolving Credit Facility Commitment: $50,000,000 Term Commitment: $0 Term Revolving Commitment: $10,000,000 Revolving Letter of Credit Commitment: $6,545,036.93	245 N. Waco Wichita, KS 67202 Attention: Travis W. Ball Phone: (316) 266-5448 Facsimile: (316) 291-5011 E-mail: travis.ball@usagbank.com

1

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	Revolving Credit Facility Commitment: $28,000,000 Term Commitment: $0 Term Revolving Commitment: $0 Revolving Letter of Credit Commitment: $0

1251 Avenue of the Americas
New York, NY 10020-1104
Attention: Portfolio Management Group
Phone: (212) 782-4206
Facsimile: (212) 782-6440

With a copy to:
Attention: Scott Ackerman, VP
601 Carlson Parkway, Suite 370
Minnetonka, MN 55305
Phone: (952) 473-7894
Facsimile: (952) 473-5152
E-mail: sackerman@us.mufg.jp

Wells Fargo Bank, National Association	Revolving Credit Facility Commitment: $50,000,000 Term Commitment: $0 Term Revolving Commitment: $0 Revolving Letter of Credit Commitment: $0	1740 Broadway Denver, CO 80274 Attention: Edward Cooper III Phone: (312) 845-9747 Facsimile: (312) 845-4462 Email: ed.cooper3@wellsfargo.com

2

Exhibit E

TERM NOTE

$	, 20
Denver, Colorado

For value received, AMERICAN CRYSTAL SUGAR COMPANY, a cooperative association formed under the laws of the State of Minnesota (the “Borrower”), promises to pay to the order of                              , a                     (the “Lender”), at such place as the Administrative Agent under the Credit Agreement defined below may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                           Dollars ($                  ), together with interest on the unpaid principal balance hereof outstanding from time to time at such interest rates and payable at such times as are specified in the Amended and Restated Credit Agreement dated as of July 30, 2009 by and among the Borrower, the Lender, certain other Lenders from time to time party thereto, and CoBank, ACB, as administrative agent (as amended by a First Amendment to Amended and Restated Credit Agreement dated as of July 30, 2010, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

This Note is a Term Note as defined in the Credit Agreement, and is issued subject and pursuant to the Credit Agreement, which, among other things, provides for the amount and date of payments of principal and interest required hereunder, acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined in the Credit Agreement), and prepayment hereof upon the occurrence of certain events.

This Note is issued in substitution for and replacement of, but not repayment of, the Revolving Term Loan T01 issued by the Borrower in favor of the Lender dated July 30, 2009, in the original principal amount of $48,707,402.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

AMERICAN CRYSTAL SUGAR COMPANY

By:
Name:
Title:

1

Exhibit F

TERM REVOLVING NOTE

$	, 20
Denver, Colorado

For value received, AMERICAN CRYSTAL SUGAR COMPANY, a cooperative association formed under the laws of the State of Minnesota (the “Borrower”), promises to pay to the order of                               , a                                (the “Lender”), at such place as the Administrative Agent under the Credit Agreement defined below may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of                          Dollars ($                 ), or, if less, the aggregate unpaid principal amount of all Term Revolving Advances (as defined in the Credit Agreement) made by the Lender to the Borrower under the Amended and Restated Credit Agreement dated as of July 30, 2009 by and among the Borrower, the Lender, certain other Lenders from time to time party thereto and CoBank, ACB, as administrative agent (as amended by a First Amendment to Amended and Restated Credit Agreement dated as of July 30, 2010, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), together with interest on the unpaid principal balance hereof at such interest rates and payable at such times as are specified in the Credit Agreement.

This Note is a Term Revolving Note as defined in the Credit Agreement, and is issued subject and pursuant to the Credit Agreement, which, among other things, provides for the amount and date of payments of principal and interest required hereunder, acceleration of the maturity hereof upon the occurrence of an Event of Default (as defined in the Credit Agreement), and prepayment hereof upon the occurrence of certain events.

This Note is issued in substitution for and replacement of, but not repayment of, the Revolving Term Loan T06 issued by the Borrower in favor of the Lender dated July 30, 2009, in the original principal amount of $65,000,000.

The Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

AMERICAN CRYSTAL SUGAR COMPANY

By:
Name:
Title:

1